Cohen & Co®

Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

800.229.1099 | 866.818.4538 FAX | cohenco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 26, 2025, relating to the financial statements and financial highlights of Victory 500 Index Fund, Victory Extended Market Index Fund, Victory Nasdaq-100 Index Fund, Victory Target Retirement Income Fund, Victory Target Retirement 2030 Fund, Victory Target Retirement 2040 Fund, Victory Target Retirement 2050 Fund, Victory Target Retirement 2060 Fund, Victory Aggressive Growth Fund, Victory Capital Growth Fund, Victory Global Managed Volatility Fund, Victory Growth & Income Fund, Victory Growth Fund, Victory Income Stock Fund, Victory Science & Technology Fund, Victory Small Cap Stock Fund, Victory Value Fund, Victory Core Plus Intermediate Bond Fund, Victory High Income Fund, Victory Income Fund, Victory Short-Term Bond Fund, Victory Ultra Short-Term Bond Fund, and Victory Money Market Fund, each a series of Victory Portfolios III, which are included in Form N-CSR for the year ended April 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 27, 2025